PARENTS AND SUBSIDIARIES             EXHIBIT 21


(A)  Reynolds Metals Company has no parents.
(B) Set forth below is a list of certain of the subsidiaries and associated companies of Reynolds Metals Company:

                                                     Place of
                                                 Incorporation Or
                                                   Organization
                                                   ------------

  Aluminerie de Becancour Inc.                       Quebec
* Aluminio Reynolds de Venezuela, S. A.              Venezuela
  Aluminium Oxid Stade Gesellschaft mit
    beschrankter Haftung                             Germany
* Bakers Choice Products, Inc.                       Delaware
  Bohai Aluminium Industries, Ltd.                   China
* Canadian Reynolds Metals Company, Ltd./Societe
    Canadienne de Metaux Reynolds, Ltee              Quebec
  Hamburger Aluminium-Werk Gesellschaft mit
    beschrankter Haftung                             Germany
* Hanover Manufacturing Corporation                  Delaware
  Manicouagan Power Company - La Compagnie
    Hydroelectrique Manicouagan                      Quebec
* Malakoff Industries, Inc.                          Texas
* Mt. Vernon Plastics Corporation                    Delaware
  Pechiney Reynolds Quebec, Inc.                     Nebraska
* Presidential Development Corporation               New York
* RAMCO Manufacturing Company                        Delaware
* RB Sales Company, Ltd.                             Delaware
* Reynolds Aluminum China (Inc.)                     Delaware
* Reynolds Aluminium Deutschland, Inc.               Delaware
* Reynolds Aluminium Deutschland Internationale
    Vertriebsgesellschaft mbH                        Germany
* Reynolds Aluminium France, S.A.                    France
* Reynolds Aluminum Company of Canada,
    Ltd./Societe D'Aluminium Reynolds Du
    Canada, Ltee                                     Quebec
* Reynolds Australia Alumina, Ltd.                   Delaware
* Reynolds Becancour, Inc.                           Delaware
* Reynolds Consumer Products, Inc.                   Delaware
* Reynolds Extrusion Europe (Holding) B.V.           The Netherlands
* Reynolds International Holdings, Inc.              Delaware
* Reynolds International, Inc.                       Delaware
* Reynolds International (China), Ltd.               Bermuda
* Reynolds International Latin America, S.A.         Panama
* Reynolds International (Panama) Inc.               Panama
* Reynolds-Lemmerz Industries                        Ontario
* Reynolds Wheels-Holding, S.p.A.                    Italy
* Reywest Development Corporation                    Arizona
* RMC Delaware, Inc.                                 Delaware
* RMC Properties, Ltd.                               Delaware
* RMC Saint George, Inc.                             Delaware
* RMCC Company                                       Delaware
* Reynolds Metals Development Company                Delaware
* Reynolds Metals Foreign Sales Corporation          Barbados
* Saint George Insurance Company                     Vermont
* Southern Graphic Systems - Canada,
    Ltd./Systemes Graphiques Southern - Canada,
    Ltee                                             Quebec
* Southern Graphic Systems, Inc.                     Kentucky

  The names of a number of subsidiaries and associated companies have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

* Consolidated subsidiaries